Exhibit 99.1

NEWS RELEASE

YUMA ENERGY, INC. ANNOUNCES STOCKHOLDER APPROVAL OF THE MERGER WITH DAVIS PETROLEUM ACQUISITION CORP., CONVERSION OF ITS SERIES A PREFERRED STOCK INTO COMMON STOCK, A 1-FOR-20 REVERSE COMMON STOCK SPLIT, AND A REINCORPORATION IN DELAWARE

HOUSTON, TEXAS – October 26, 2016 – Yuma Energy, Inc. (NYSE MKT: YUMA) (“Yuma”) announced today that its stockholders and the stockholders of Davis Petroleum Acquisition, Inc. have approved the merger of the two companies and all of the other approvals relating to the merger, including reincorporation of Yuma in Delaware. Also, in connection with the merger and the stockholder approval, Yuma converted each share of its existing Series A Preferred Stock into 35 shares of common stock, and subsequently completed a 1-for-20 reverse split of its common stock.

Computershare, the Company’s transfer agent, will mail letters of transmittal to all Yuma stockholders of record with instructions on how to deliver their stock certificates in connection with Yuma’s reincorporation into Delaware. Yuma stockholders should not surrender their stock certificates until they have completed their letter of transmittal.

About Yuma Energy, Inc.

Yuma Energy, Inc. is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources, primarily in the U.S. Gulf Coast and California. Yuma has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. Yuma's operations are currently focused on onshore properties located in central and southern Louisiana, where it is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, Yuma has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Yuma's common stock is traded on the NYSE MKT under the trading symbol "YUMA." For more information about Yuma Energy, Inc., please visit Yuma's website at www.yumaenergyinc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes, and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: problems may arise in the integration of the operations of Yuma and Davis Petroleum Acquisition Corp.; the risks of exploration and production segment of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Yuma's annual report on Form 10-K/A for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission ("SEC") filings discuss some of the important risk factors identified that may affect Yuma’s business, results of operations, and financial condition. Yuma undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027
Telephone: (713) 968-7000